As filed with the Securities and Exchange Commission on September 7, 2006.

Registration No. 333-125542

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Eliason Funding Corporation
(Name of Small Business Issuer in its Charter)

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Wisconsin	6199	20-1150223
(State or other jurisdiction of	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

548 Highway 155
St. Germain, WI 54558
(715) 479-5535
(Address and telephone number of principal executive offices and principal place of business)

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David Eliason, President
Eliason Funding Corporation
548 Highway 155
St. Germain, WI 54558
(715) 479-5535
(Name, address, and telephone number of agent for service)

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WITH A COPY TO:
Linda Y. Kelso, Esq.
Foley & Lardner LLP
One Independent Drive, Suite 1300
Jacksonville, Florida 32202
(904) 359-2000

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        Approximate date of commencement of proposed sale to the public: From time to time as soon as practicable after the effective date of this Registration Statement.
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    |X|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    |_|
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    |_|
        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    |_|
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    |_|

        Eliason Funding Corporation hereby amends this Form SB-2 registration statement for the purpose of deregistering the remaining $19,017,500 of unsold notes covered by the registration statement. The registrant has elected to terminate its offering.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of St. Germain, State of Wisconsin on September 7, 2006.

ELIASON FUNDING CORPORATION
By: /s/ David J. Eliason
Name: David J. Eliason
Title: President

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ David J. Eliason	President and Director	September 7, 2006
David J. Eliason
/s/ Donald R. Eliason	Chairman of the Board of Directors	September 7, 2006
Donald R. Eliason
/s/ Brian E. Eliason	Vice President and Secretary	September 7, 2006
Brian E. Eliason
/s/ Jay R. Grooters	Vice President and Secretary	September 7, 2006
Jay R. Grooters